SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2012

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to amend information included in Item 5.07 of the Form 8-K filed on May 17, 2012 as set forth in Item 5.07 below.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The information included in Item 5.07 of the Form 8-K filed on May 17, 2012 incorrectly identified Gary L. Libs as a person elected to serve as a director of the Company. A revised disclosure correcting the elected person to Steven R. Stemler is included below.

Community Bank Shares of Indiana, Inc.’s Annual Meeting of Stockholders was held on May 15, 2012. At the meeting:

1.	2 persons were elected to serve as directors of Community Bank Shares of Indiana, Inc.;
2.	the selection of Crowe Horwath LLP to serve as the independent registered public accounting firm of Community Bank Shares of Indiana, Inc. for 2012 was ratified; and
3.	a proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures.
4.	a proposal to approve the frequency of non-binding votes on Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

	FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1. Election of directors:

NOMINEE
Gerald T. Koetter	2,125,762		65,067		607,935
Steven R. Stemler	2,050,352		140,477		607,935

2. Ratification of Independent Registered Public Accounting Firm.	2,706,663	12,641		79,460

3. Proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.	1,965,761	148,332		76,736	607,935

4. Proposal to approve the frequency of non-binding votes on Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.
• 1 year	2,030,983
• 2 years	51,187
• 3 years	29,154
• Abstain				79,505
• Broker Non-Votes					607,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date:	May 21, 2012	By:	/s/ Paul A. Chrisco
		Name:	Paul A. Chrisco
		Title:	Chief Financial Officer